ESTABLISHING MOMENTUM

Behringer Harvard REIT I, Inc. is designed for long-term real estate holdings, with investment objectives that balance capital appreciation and capital preservation along with investor need for current income. Focusing on institutional-quality properties, we invest in high barrier-to-entry markets in large metropolitan areas nationwide. From its inception in 2002 and through the first quarter of 2005, we have created positive momentum, assembling a solid portfolio of nine properties and paying consistent monthly distributions at a 7 percent annualized rate. We began to hit our stride in 2004 and, with steady increases in funds from operations during the year, see excellent prospects for continued growth through 2005 and beyond.

FELLOW SHAREHOLDERS:

Behringer Harvard REIT I’s initial offering of common stock became effective in February 2003, but the fund truly launched in 2004. We provide investors the opportunity to participate in high-quality institutional real estate investments through a vehicle that utilizes institutional investment strategies which are implemented during the acquisition of a property, through the management process and, ultimately, in decisions about how and when a property is sold or the fund liquidated or listed.

Through 2004 we significantly grew our portfolio and continued our plan for geographic diversification by investing in seven properties in six different major markets. In addition, we formed a strategic alliance with one of the nation’s premier management and leasing companies, Trammell Crow Company (NYSE: TCC), to provide us with local market presence as we expand our investments nationally.

With our foundation solidly in place, we will continue to offer investors high quality real estate with investment strategies for today’s highly competitive investment environment.

NINE PROPERTIES AND COUNTING

In October 2003, we made our first investment of $6.5 million in Minnesota Center in suburban Minneapolis. The property comprises 276,425 square feet of rentable office space.

In 2004, we made investments in six more office properties totaling $148.5 million. These properties, located in Washington D.C., Baltimore, Denver, St. Louis and Houston, consist of 1,658,591 square feet of rentable space.

By February 24, 2005, we had invested in two additional properties -- in Atlanta and Denver -- totaling 479,329 square feet. The total of these nine properties represents more than 2.4 million square feet of rentable space across seven markets.

THE INDUSTRY FORECAST: POSITIVE

The real estate industry in 2005 is expected to be similar to 2004. Record demand for real estate is expected to continue with an abundance of capital seeking investment opportunities in commercial real estate. This demand continues as a result of, among other things, upbeat forecasts for continued economic recovery and acceleration in job growth, in addition to the attractive risk-adjusted returns that investments in commercial real estate generally offer. Based on these factors, we have a positive outlook for our success in 2005.

Our fund has demonstrated that a growing number of individual investors now view real estate as a key asset class in their core investment strategy, an essential for appropriate portfolio diversification. As long as risk-adjusted returns remain appealing, real estate investment vehicles will continue to attract capital from this investor segment.

Given the positive interest rate climate and macroeconomic environment, funds such as ours are not the only investors active in real estate. Pension funds, along with other institutional buyers, are projected to substantially increase their real estate allocations over 2004. In this competitive arena, one of the significant challenges we face is making investments that will maintain appropriate returns for our investors.

NUMBERS MOMENTUM

Our total assets increased from approximately $11.7 million at the end of 2003 to approximately $198.9 million at the end of 2004. Through December 31, 2004, we received gross proceeds of approximately $130.6 million in our first offering of common stock and nearly $155.0 million of total equity and debt was invested in seven properties. In addition, distributions of $3.1 million were paid to stockholders at an annual rate of 7 percent.

IN SUMMARY…

Through Behringer Harvard REIT I, Inc., we provide the opportunity to participate in institutional-quality real estate to a wide range of investors. As we continue to grow and build our portfolio, we will remain focused on creating both long-term value and attractive current yield.

Your management team thanks you for the trust and confidence you have placed in us. We appreciate your support of our approach to real estate and our vision for the years ahead.

(Robert Behringer & Bob Aisner Photos & Signatures)

2004 HIGHLIGHTS

•	Investment in six properties with a total equity and debt of approximately $148.5 million in five markets across the United States
•	Total assets increased 17-fold over 2003 to approximately $198.9 million
•	Properties in which we invested increased to more than 1.9 million square feet
•	Strategic alliance formed with Trammell Crow Company for property management and leasing
•	Consistent monthly distributions paid at a 7 percent annual rate

2004 - THE YEAR IN REVIEW

As we begin the third year of operations for Behringer Harvard REIT I, Inc., we are pleased to report substantial growth in the number of new investors generating an increase in equity of more than 17-fold over 2003. Funds from Operations (FFO) have also increased with the addition of portfolio assets and introduction of income from tenants operating in a variety of industries. Overall, execution of our long-term investment strategy is taking shape.

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2004 Funds from Operations (FFO)
(in thousands)

Q1	$ (32)
Q2	$ (1)
Q3	$169
Q4	$450

An initial property acquisition at the end of calendar year 2003 lay the cornerstone, and portfolio acquisitions hit their stride in 2004. In the second year of asset accumulation, the portfolio grew from one asset to seven with properties that contain 1.9 million square feet of institutional-quality office space. By the first quarter of 2005, the portfolio had grown to nine properties. These assets are located in seven distinct metropolitan markets and offer the diverse benefits of port cities, energy-focused industry areas, dynamic locations adjacent to important mass transit hubs, and high pedestrian and vehicular traffic counts.

Here are some market highlights for cities with REIT assets:

•
Minneapolis (Bloomington) offers a diverse economy with long-term productivity and population increases. Significant city infrastructure improvements in close proximity to our asset are expected to enhance its attractiveness to tenants once completed.

•
Houston offers a growing population and employment base that is poised to expand, given current geopolitical activities and the long-term demand for petroleum resources. One of our assets is situated in the city’s new Main Street - Light Rail corridor which is experiencing a tremendous influx of public and private funds.

•
St. Louis presents a central business district with potential as signs of long-term growth - condominium, loft, hotel, casino, and major league baseball stadium projects - are appearing in close proximity to our asset.

•	Washington, D.C., continues to lead the country in real estate fundamentals, occupancy, and rental rate growth.
•	Baltimore draws from a different industry mix than Washington, D.C., yet houses a very strong financial services base that appears to be positioned for long-term growth.
•	Denver offers a market poised to grow with the pain of the tech and telecom bust firmly behind its real estate sector.

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2004 Growth in Fund Assets
(in millions)

Q1	$ 24.4
Q2	$ 58.4
Q3	$110.2
Q4	$198.9

As part of our strategy, Behringer Harvard REIT I, Inc. takes advantage of barriers to entry that exist in the very same major metropolitan areas that are showing long-term trends for growth.

•	Minnesota Center enjoys a mature intersection adjacent to affluent residential areas, where the only developable tract is under significant constraint in our favor.
•
Enclave on the Lake is situated in the unzoned city of Houston, yet it resides in an office park that is protected by deed restrictions and planned development, which will constrain competitive pressures.

•	St. Louis Place is in a central business district core that has very limited space for new office development.
•
The Colorado Building, in Washington, D.C., stands just a few blocks from the center of the executive branch of the United States government - the White House - and has clear barriers to entry that include additional costs associated with our post September 11, 2001 environment.

•
Travis Tower, nestled in Houston’s Central Business District, is on the new mass transit line and is readily accessible to two permanent athletic facility developments - Minute Maid Park and Toyota Center.

•
250 West Pratt stands like a monument beyond center field of Baltimore’s renowned Camden Yards, has panoramic views of the city’s famous Inner Harbor, and fronts the most desirable street in the central business district that presents costly barriers to new development.

•	The campus for 9100 Mineral Circle (Cyprus Building) occupies a desirable suburban Denver setting with environmental barriers deterring easy office development additions.

While active leasing for our portfolio is under way, there are always operational challenges to address. As an example, we anticipated the Colorado Building’s two-floor vacancy to be filled by late 2004; however, the appropriate tenant has yet to be identified. Interest has been strong, but the right fit is proving difficult. Management is committed to resolving this and other typical operational matters that are associated with a growing portfolio of commercial office properties.

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2004 Leasing
(In thousands of square feet)

	Leased	Unleased
Q1	268	8
Q2	725	60
Q3	828	79
Q4	1,686	249

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2004 Total Square Footage Showing REIT’s Ownership
(In thousands of square feet)

	REIT’s Ownership Interest	Other Tenant-in Common Interest
Q1	40	236
Q2	222	563
Q3	319	588
Q4	966	969

As of December 31, 2004, Behringer Harvard REIT I, Inc. had more than 4,200 investors. This large pool of stockholders serves as an endorsement of our approach to the Fund’s business and adds strength and commitment to our investment strategies. Management is grateful for the support of these initial investors who laid the groundwork for additional investors in our follow-on offering and the ability to continue acquiring assets across major metropolitan markets in the Unites States.

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2004 Gross Proceeds and Use of Proceeds
(in millions)

	Total Investments	Gross Proceeds
Q1	$ 6.6	$ 8.2
Q2	$ 29.4	$ 19.7
Q3	$ 67.3	$ 40.9
Q4	$155.0	$130.6

Our investment strategy dictates certain institutional property characteristics that should enhance our options for a portfolio exit. These include asset homogeneity, executive caliber amenities, high tenant credit worthiness, tenant diversity, and high-traffic, high-demand locations.

The broad range of tenant types in our current portfolio reflects a mix that we believe will help reduce the impact of industry cycles on occupancy. Our tenant mix includes professional, finance and insurance, real estate, public administration, information, energy, and mining. Going forward, and in conjunction with our leasing and management partners, we will work toward broadening that mix to include additional tenant types.

We are pleased to have an agreement with Trammell Crow Company to provide leasing and management across the United States. This NYSE-traded company is one of the leaders in its field and provides not only day-to-day management and leasing services at most of our properties, but also valuable local market intelligence as we evaluate additional acquisition opportunities. The strategy of partnering with Trammell Crow Company provides many benefits, including an efficient way to establish a local market presence without the attendant expense of office space and personnel.

In summary, 2004 has been an exciting year in which the foundation for our ability to achieve long-term success has been established. Our management and leasing partnership, increasing exposure to quality acquisition candidates, and continuing inflow of new stockholders in our follow-on offering point toward another year of building for the future.

A GROWING PORTFOLIO OF INSTITUTIONAL-QUALITY ASSETS

In its short existence, Behringer Harvard REIT I, Inc. has assembled a portfolio of institutional-quality properties consistent with our originally targeted market and asset characteristics. You can stay up-to-date on portfolio additions by regularly visiting the Property Portfolio section of the Behringer Harvard website, www.bhfunds.com.

MINNESOTA CENTER MINNEAPOLIS, MN
Minnesota Center is a 14-story Class A office building located at a key intersection in the southwestern suburb of Bloomington. The property enjoys a dominant location with extraordinary visibility from Interstate 494.

YEAR BUILT:  1987
ASSET SIZE:   276,425 sq. ft.
ASSET SUBMARKET:  I-494 Corridor
ACQUISITION DATE:   October 15, 2003

TENANT MIX
46% FINANCE & INSURANCE/REAL ESTATE
35% INFORMATION/COMMUNICATION
13% PROFESSIONAL
6% HEALTHCARE
PHOTO NOT SHOWN

TRAVIS TOWER HOUSTON, TX
Located in the Houston central business district, Travis Tower is situated on the city’s Main Street - Light Rail mass transit corridor. This building represents an opportunity to enter a strong, high-profile office market with an asset in a strategic location. Travis Tower has great upside potential and its investment basis is well below replacement cost.

YEAR BUILT: 1955
ASSET SIZE:  507,470 sq. ft.
ASSET SUBMARKET:  Central Business District, Main Street-Light Rail Corridor
ACQUISITION DATE:   October 1, 2004

TENANT MIX
78% ENERGY
14% PROFESSIONAL
4% FINANCE & INSURANCE/REAL ESTATE
4% OTHER
PHOTO INSERTED HERE

9100 MINERAL CIRCLE (CYPRUS BUILDING) DENVER (CENTENNIAL/ ENGLEWOOD), CO
Mineral Circle is a four-story office building situated on more than eight acres in the southeast Denver suburb of Centennial. With quick access to Interstate 25 and convenient to Centennial Airport, the area is surrounded by Denver’s largest concentration of executive housing, two trophy malls and several golf courses.

YEAR BUILT:  1988
ASSET SIZE:   153,048 sq. ft.
ASSET SUBMARKET:  Southeast Suburban
ACQUISITION DATE:   December 16, 2004

TENANT MIX
100 % Energy
NOT PICTURED

ENCLAVE ON THE LAKE HOUSTON, TX
Enclave on the Lake is a six-story office building located in the Enclave, a prestigious corporate office park in the “Energy Corridor” of Houston. This property is fully occupied by two tenants. Lush trees and landscaped winding pathways surrounding the property provide unmatched aesthetic appeal.

YEAR BUILT:  1999
ASSET SIZE:    171,091 sq. ft.
ASSET SUBMARKET:  Energy Corridor
ACQUISITION DATE:   April 12, 2004

TENANT MIX
100% ENERGY
PHOTO INSERTED HERE

250 WEST PRATT BALTIMORE, MD
The 250 West Pratt Building is located in the revitalized center of Baltimore’s central commercial district. This distinctive 24-story office tower is a landmark easily recognizable over center field in Camden Yards and offers panoramic views of the city’s historic Inner Harbor.

YEAR BUILT:  1986
ASSET SIZE:   368,194 sq. ft.
ASSET SUBMARKET:  Central Business District
ACQUISITION DATE:   December 17, 2004

TENANT MIX
60% PROFESSIONAL
18% FINANCE & INSURANCE/REAL ESTATE
17% PUBLIC ADMINISTRATION
5% OTHER
PHOTO INSERTED HERE

COLORADO BUILDING WASHINGTON, DC
The historical Colorado Building is located two blocks from the White House in the heart of the East End of downtown Washington, D.C. This area is home to the city’s finest concentration of premier office buildings, luxury hotels, upscale restaurants and entertainment destinations.

YEAR BUILT:  1903
ASSET SIZE:   121,701 sq. ft.
ASSET SUBMARKET:  East End
ACQUISITION DATE:   August 10, 2004

TENANT MIX
47% PROFESSIONAL
21% PUBLIC ADMINISTRATION
11% INFORMATION/COMMUNICATION
11% RETAIL
10% TRANSPORTATION
PHOTO INSERTED HERE

ST. LOUIS PLACE ST. LOUIS, MO
St. Louis Place is a modern office building located in the core of the St. Louis central business district where lease rates are among the highest in the region. The property is an architectural standout and currently counts a well-rounded mix of professional service companies as tenants.

YEAR BUILT:  1983
ASSET SIZE:   337,088 sq. ft.
ASSET SUBMARKET:  Central Business District
ACQUISITION DATE:   June 30, 2004

TENANT MIX
74% PROFESSIONAL
12% FINANCE & INSURANCE/REAL ESTATE
11% PUBLIC ADMINISTRATION
3% OTHER
PHOTO INSERTED HERE

(10-K Inserts Here)

COMPANY PROFILE

Behringer Harvard is a national real estate investment sponsor offering a family of real estate investment products to the public through the independent broker dealer community. Our products include public and private non-listed REITs, real estate limited partnerships, 1031 exchange, and other real estate investment programs that generally invest in institutional-quality commercial real estate. The Company’s finite-life, non-listed funds offer their securities in best efforts public and private offerings and seek to produce attractive returns for their investors through a balance of current yield and capital appreciation. Behringer Harvard has headquarters in the Dallas suburb of Addison, Texas, and is one of the nation’s fastest growing real estate investment firms.

REAL ESTATE INVESTMENT TRUSTS (REITS)

A REIT, or real estate investment trust, is a corporation that combines the capital of many investors to acquire, finance, and in most cases, operate income-producing real estate. Investors can benefit by having a practical and efficient means to include professionally managed commercial real estate in a diversified investment portfolio.

A company that qualifies as a REIT is permitted to deduct dividends paid to its stockholders from its corporate tax bill. As a result, most REITs typically remit 100 percent of their taxable income to their stockholders and therefore owe no corporate tax. Taxes are paid by the stockholders on the dividends received and any capital gains. To qualify as a REIT, a company must distribute at least 90 percent of its taxable income to its stockholders annually. However, like other businesses but unlike partnerships, a REIT cannot pass its tax losses to investors.

FORWARD-LOOKING STATEMENTS

This annual report contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this report. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The forward-looking statements should be read in light of these factors and the risk factors identified in the “Risk Factors” section of our Registration Statement on Form S-3, as filed with the Securities and Exchange Commission.

REPORT OF INDEPENDENT DIRECTORS

As Independent Directors of Behringer Harvard REIT I, Inc. (the “Company”), we have reviewed the policies being followed by the Company and believe they are in the best interest of its stockholders. The basis for this conclusion is outlined below in the analysis of the policies in place.

The Company has developed a system of policies and procedures designed to enable the objectives of the Company (as outlined in the Company’s Charter) to be achieved. These policies cover, among other things, investments in properties, administration, and raising capital.

Investment policies include provisions to generally ensure that investments are made in quality properties. The policies related to sites include requirements for (i) independent appraisals of each property, (ii) physical site inspection and review by a qualified associate of Behringer Advisors LP, the Company’s Advisor, (iii) an environmental assessment and (iv) site evaluation and analysis regarding relevant real property and financial factors, area demographics and other necessary information and data. Site policies also include title examination and review of surveys. In addition, review of the credit quality of significant tenants of each property is conducted. Further, the titles to properties purchased by the Company are insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located. Also, the Company has established policies related to acceptable lease terms and structures. These policies are designed to reduce investment risks.

We have reviewed the Annual Report and related party transactions as outlined in Note 11 to the Consolidated Financial Statements and, in our opinion, the related party transactions are fair and reasonable to the Company and its stockholders, and the terms of such transactions are not less favorable to the Company than those available from unaffiliated third parties.

VALUATION DISCUSSION

In order for NASD members and their associated persons to participate in the offering and sale of shares of common stock pursuant to our ongoing public offering of shares of our common stock, we are required pursuant to NASD Rule 2710(c)(6) to disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed and the date of the data used to develop the estimated value. In addition, we prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares. For these purposes, our estimated value of the shares is $10 per share as of December 31, 2004. The basis for this valuation is the fact that the current public offering price for our shares is $10 per share (ignoring purchase price discounts for certain categories of purchasers). However, there is no public trading market for the shares at this time, and there can be no assurance that stockholders would receive $10 per share if such a market did exist and they sold their shares or that they will be able to receive such amount for their shares in the future. Nor does this estimated value reflect the distributions that stockholders would be entitled to receive if our properties were sold and the sale proceeds were distributed upon liquidation of our company. Such a distribution upon liquidation is likely to be less than $10.00 per share primarily due to the fact that the funds initially available for investment in properties were reduced from the gross offering proceeds in order to pay selling commissions and dealer manager fees, organization and offering expenses, and acquisitions and advisory fees, as described in more detail in the accompanying financial statements. We do not currently anticipate obtaining appraisals for the properties we acquire, and accordingly, the estimated values should not be viewed as an accurate reflection of the fair market value of those properties, nor do they represent the amount of net proceeds that would result from an immediate sale of those properties. During the current offering period and for the three full fiscal years after the completion of our offering stage, we expect to use the offering price of our shares in our most recent offering as the estimated per share value reported in our annual reports; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per share will be equal to the offering price in our most recent offering less the amount of net sale proceeds per share distributed to investors as a result of the sale of such property. (We view our offering stage as complete upon the termination of our first public equity offering that is not followed by another public equity offering. For purposes of this definition, we do not consider a "public equity offering" to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our subsidiary operating limited partnership, Behringer Harvard Operating Partnership I LP.)

Board of Directors & Executive Officers

Robert M. Behringer
Chief Executive Officer & Chairman of the Board of Directors

Robert S. Aisner
President, Chief Operating Officer & Director

Gerald J. Reihsen, III
Executive Vice President - Corporate Development & Legal and Secretary

Gary S. Bresky
Chief Financial Officer & Treasurer

M. Jason Mattox
Senior Vice President

Charles G. Dannis
Independent Director
Co-Founder, Crosson Dannis, Inc.

Steven W. Partridge
Independent Director
Chief Financial Officer and Senior Vice President
Coyote Management LP

G. Ronald Witten
Independent Director
President, Witten Advisors LLC

KEY PERSONNEL

Jon L. Dooley
Senior Vice President - Asset Acquisition & Management

Terry Kennon
Vice President - Portfolio Management of Behringer Advisors

CORPORATE HEADQUARTERS

15601 Dallas Parkway, Suite 600
Addison, TX 75001

Main: (214) 655-1600 or (866) 655-3600 (Toll-Free)

Fax: (214) 655-1610 or (866) 655-3610 (Toll-Free)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP
Dallas, TX

REGISTRAR & TRANSFER AGENT

Phoenix Transfer, Inc.
San Rafael, California

Form 10-K

A copy of the Company’s Form 10-K, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting www.bhfunds.com or upon written request to the Company at the corporate address listed above.

Website

www.bhfunds.com